UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2010

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3—Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On December 16, 2010, Insmed Incorporated (the “Company”) received a letter from The NASDAQ Stock Market, notifying Insmed that it has been granted an additional 180-day compliance period, or until June 13, 2011, to regain compliance with the $1.00 per share minimum bid price rule for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(a)(2).  The NASDAQ Letter states that, pursuant to Listing Rule 5810(c)(3)(A), Insmed is eligible for this additional compliance period because it meets all other NASDAQ Capital Market initial listing criteria set forth in Listing Rule 5505.  Previously, on June 18, 2010, Insmed was notified by NASDAQ that it did not meet the minimum bid price rule required for continued listing and was provided until December 15, 2010 to achieve compliance.

    To regain compliance with the Minimum Bid Price Rule, the closing bid price of the Company’s common stock must remain at $1.00 per share or more for a minimum of ten consecutive business days. If the Company does not regain compliance with The Minimum Bid Price Rule by June 13, 2011, NASDAQ will provide the Company with written notification that its common stock will be delisted. At that time the Company would be permitted to appeal NASDAQ’s determination to delist the Company’s common stock to a NASDAQ Hearings Panel.

    The Company will seek to regain compliance within this cure period and is considering appropriate business measures to address compliance with the continued listing standards of the NASDAQ Stock Market.

    On December 16, 2010 the Company issued a press release announcing its receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.                                  Description

99.1	Press Release issued by Insmed Incorporated on December 16, 2010

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: December 16, 2010
By: /s/ Kevin P. Tully
Name: Kevin P. Tully C.G.A.,
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                  Description

99.1	Press Release issued by Insmed Incorporated on December 16, 2010